Exhibit (h)(2)(xxxi)

AMENDMENT NO. 14

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

Amendment No. 14 to the Fourth Amended and Restated Expense Limitation Agreement, effective as of [May 1, 2009], between AXA Equitable Life Insurance Company (“AXA Equitable” or the “Manager”) and EQ Advisors Trust (the “Trust”) (“Amendment No. 14”).

The Manager and Trust hereby agree to modify and amend the Fourth Amended and Restated Expense Limitation Agreement dated as of May 1, 2002, as amended, (“Agreement”), between them as follows:

1.	New Portfolios. AXA Equitable and the Trust have determined to add the EQ/American Funds Core Asset Allocation Portfolio, EQ/American Funds Global Asset Allocation Portfolio, EQ/American Funds Core Growth Asset Allocation Portfolio, EQ/American Funds Asset Allocation Portfolio, EQ/American Funds Blue Chip Income & Growth Portfolio, EQ/American Funds Global Discovery Portfolio, EQ/American Funds Global Growth & Income Portfolio, EQ/American Funds Global Growth Portfolio, EQ/American Funds Growth Portfolio, EQ/American Funds Government/AAA Securities Portfolio, EQ/American Funds Growth-Income Portfolio, EQ/American Funds International Portfolio, EQ/Large Cap Tactical Manager Portfolio, EQ/Mid Cap Tactical Manager Portfolio, EQ/Small Cap Tactical Manager Portfolio, EQ/International Tactical Manager Portfolio, AXA Conservative Strategy Portfolio, AXA Conservative Growth Strategy Portfolio, AXA Balanced Strategy Portfolio, AXA Moderate Growth Strategy Portfolio and AXA Growth Strategy Portfolio (each a “New Portfolio” and collectively, the “New Portfolios”) to the Agreement on the terms and conditions contained in the Agreement.

2.	Name Changes. The names of the EQ/Franklin Small Cap Value Portfolio, EQ/Franklin Income Portfolio, EQ/Templeton Growth Portfolio, EQ/Mutual Shares Portfolio, EQ/Van Kampen Emerging Markets Portfolio, EQ/Marsico Focus Portfolio, EQ/Evergreen International Portfolio, EQ/AllianceBernstein Large Cap Growth Portfolio, EQ/Legg Mason Value Equity Portfolio, EQ/FI Mid Cap Portfolio, EQ/AllianceBernstein Quality Bond Portfolio, EQ/AllianceBernstein Value Portfolio, EQ/AllianceBernstein Intermediate Government Securities Portfolio and EQ/JPMorgan Core Bond Portfolio will change to the EQ/AXA Franklin Small Cap Value Core Portfolio, EQ/AXA Franklin Income Core Portfolio, EQ/AXA Templeton Growth Core Portfolio, EQ/AXA Mutual Shares Core Portfolio, EQ/Global Multi-Sector Equity Portfolio, EQ/Focus PLUS Portfolio, EQ/Global Bond PLUS Portfolio, EQ/Large Cap Growth Index Portfolio, EQ/Large Cap Value Index Portfolio, EQ/Mid Cap Index Portfolio, EQ/Quality Bond PLUS Portfolio, EQ/Large Cap Value PLUS Portfolio, EQ/Intermediate Government Bond Index Portfolio and EQ/Core Bond Index Portfolio, respectively.

4.	Schedule A. Schedule A to the Agreement, which sets forth the Portfolios of the Trust, is hereby replaced in its entirety by Amendment No. 14 to Schedule A attached hereto.

5.	Schedule B. Schedule B to the Agreement, which sets forth the reimbursement periods for each of the Portfolios of the Trust is hereby replaced in its entirety by the Amendment No. 14 to Schedule B attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS WHEREOF, the parties have executed and delivered this Amendment No. 14 as of the date first above set forth.

EQ ADVISORS TRUST		AXA EQUITABLE LIFE INSURANCE COMPANY

By:		By:
	Brian Walsh Chief Financial Officer and Treasurer		Steven M. Joenk Senior Vice President

SCHEDULE A

AMENDMENT NO. 14

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

MAXIMUM ANNUAL OPERATING EXPENSE LIMITS

This Agreement relates to the following Portfolios of the Trust:

Portfolios	Maximum Annual Operating Expense Limit
		(including amounts payable pursuant to Rule 12b-1)
	Class IA	Class IB
Crossings Aggressive Allocation Portfolio	0.10%	0.20%
Crossings Conservative Allocation Portfolio	0.10%	0.20%
Crossings Conservative-Plus Allocation Portfolio	0.10%	0.20%
Crossings Moderate Allocation Portfolio	0.10%	0.20%
Crossings Moderate-Plus Allocation Portfolio	0.10%	0.20%

EQ/AXA Franklin Income Core Portfolio	1.05%	1.30%
EQ/AXA Franklin Small Cap Value Core Portfolio	1.05%	1.30%
EQ/AXA Franklin Templeton Founding Strategy Core Portfolio	0.15%	0.40%
EQ/AXA Mutual Shares Core Portfolio	1.05%	1.30%
EQ/AXA Templeton Growth Core Portfolio	1.10%	1.35%

EQ/ Focus PLUS Portfolio	0.90%	1.15%
EQ/International Core PLUS Portfolio	0.85%	1.10%
EQ/Large Cap Core PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Growth PLUS Portfolio	0.75%	1.00%
EQ/Large Cap Value PLUS Portfolio	0.75%	1.00%
EQ/Mid Cap Value PLUS Portfolio	0.80%	1.05%

AXA Conservative Strategy Portfolio	0.700%	0.950%
AXA Conservative Growth Strategy Portfolio	0.750%	1.000%
AXA Balanced Strategy Portfolio	0.800%	1.050%
AXA Moderate Growth Strategy Portfolio	0.850%	1.100%
AXA Growth Strategy Portfolio	0.850%	1.100%

EQ/AllianceBernstein International Portfolio	0.90%	1.15%
EQ/Ariel Appreciation II Portfolio	0.90%	1.15%
EQ/AXA Rosenberg Value Long/Short Equity Portfolio	1.74%*	1.99%*
EQ/BlackRock International Value Portfolio	1.05%	1.30%
EQ/Calvert Socially Responsible Portfolio	0.90%	1.15%
EQ/Capital Guardian Growth Portfolio	0.70%	0.95%
EQ/Capital Guardian Research Portfolio	0.72%	0.97%
EQ/Evergreen Omega Portfolio	0.90%	1.15%
EQ/Global Multi-Sector Equity Portfolio	[1.55 ]%	[1.80 ]%
EQ/International ETF Portfolio	0.40%	0.65%
EQ/JPMorgan Value Opportunities Portfolio	0.75%	1.00%
EQ/Large Cap Growth Index Portfolio	0.80%	1.05%
EQ/Large Cap Value Index Portfolio	0.75%	1.00%
EQ/Lord Abbett Growth and Income Portfolio	0.75%	1.00%
EQ/Lord Abbett Large Cap Core Portfolio	0.75%	1.00%

Portfolios	Maximum Annual Operating Expense Limit
		(including amounts payable pursuant to Rule 12b-1)
	Class IA	Class IB
EQ/Lord Abbett Mid Cap Value Portfolio	0.80%	1.05%
EQ/Mid Cap Index Portfolio	0.85%	1.10%
EQ/Oppenheimer Global Portfolio	1.10%	1.35%
EQ/Oppenheimer Main Street Opportunity Portfolio	1.05%	1.30%
EQ/Oppenheimer Main Street Small Cap Portfolio	1.05%	1.30%
EQ/Van Kampen Comstock Portfolio	0.75%	1.00%
EQ/Van Kampen Mid Cap Growth Portfolio	0.85%	1.10%
EQ/Van Kampen Real Estate Portfolio	1.07%	1.26%

*	Reflects contractual limitations by Manager to waive its management fee and/or bear certain expenses, excluding dividend expense.

SCHEDULE B

AMENDMENT NO. 14

FOURTH AMENDED AND RESTATED EXPENSE LIMITATION AGREEMENT

REIMBURSEMENT PERIOD

Five Year Reimbursement Period:

EQ/BlackRock International Value Portfolio (formerly, the EQ/Mercury International Value Portfolio)

EQ/Capital Guardian Growth Portfolio (formerly, EQ/Putnam Growth & Income Value Portfolio)

EQ/Evergreen Omega Portfolio

EQ/JPMorgan Value Opportunities Portfolio (formerly, EQ/Putnam Voyager Portfolio)

EQ/Large Cap Core PLUS Portfolio (formerly, the MarketPLUS Large Cap Core Portfolio)

EQ/Mid Cap Value PLUS Portfolio (formerly ,the MarketPLUS Mid Cap Value Portfolio)

Three Year Reimbursement Period:

Crossings Conservative Allocation Portfolio

Crossings Conservative-Plus Allocation Portfolio

Crossings Moderate Allocation Portfolio

Crossings Moderate-Plus Allocation Portfolio

Crossings Aggressive Allocation Portfolio

EQ/AXA Franklin Income Core Portfolio

EQ/AXA Franklin Small Cap Value Core Portfolio

EQ/AXA Franklin Templeton Founding Strategy Core Portfolio

EQ/AXA Mutual Shares Core Portfolio

EQ/AXA Templeton Growth Core Portfolio

EQ/Large Cap Value PLUS Portfolio

EQ/Focus PLUS Portfolio

EQ/International Core PLUS Portfolio (formerly, MarketPLUS International Core Portfolio)

EQ/Large Cap Growth PLUS Portfolio (formerly, MarketPLUS Large Cap Growth Portfolio)

AXA Conservative Strategy Portfolio

AXA Conservative Growth Strategy Portfolio

AXA Balanced Strategy Portfolio

AXA Moderate Growth Strategy Portfolio

AXA Growth Strategy Portfolio

EQ/AllianceBernstein International Portfolio

EQ/Ariel Appreciation II Portfolio

EQ/AXA Rosenberg Value Long/Short Equity Portfolio

EQ/Calvert Socially Responsible Portfolio

EQ/Capital Guardian Research Portfolio

EQ/Mid Cap Index Portfolio

EQ/International ETF Portfolio

EQ/Large Cap Value Index Portfolio

EQ/Lord Abbett Growth and Income Portfolio

EQ/Lord Abbett Mid Cap Value Portfolio

EQ/Lord Abbett Large Cap Core Portfolio

EQ/Oppenheimer Global Portfolio

EQ/Oppenheimer Main Street Opportunity Portfolio

EQ/Oppenheimer Main Street Small Cap Portfolio

EQ/Van Kampen Comstock Portfolio

EQ/Van Kampen Mid Cap Growth Portfolio

EQ/Van Kampen Real Estate Portfolio